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                                                                 Exhibit 10.25

July 20, 1976

                         AMENDMENT OF LICENSE AGREEMENT

         WHEREAS, MEDTRONIC, INC., a Minnesota corporation (hereinafter together with its Subsidiaries referred to as MEDTRONIC), and WILSON GREATBATCH LTD., a New York corporation (hereinafter together with its Subsidiaries referred to as GREATBATCH) have heretofore entered into a License Agreement having an effective date of March 16, 1976; and

         WHEREAS, MEDTRONIC and GREATBATCH are desirous of eliminating errors in the expressions and language employed in the License Agreement. NOW THEREFORE THE PARTIES AGREE TO THE CHANGES IN THE LICENSE AGREEMENT AS FOLLOWS:

ARTICLE I.A.      Line 11, add - in - after "and/or"; and

                  Line 12, change "and" to - an --.

ARTICLE I.B.,     Line 7, insert - lithium - before "halide".

ARTICLE I.C.,     Line 2, change "paument" to - payment--.

ARTICLE IV.A.,    Line 5, after "for", add - MEDTRONIC or --; and

                  Line 6, after "Subsidiary," add - (excluding Licensed Products purchased by MEDTRONIC directly or indirectly from GREATBATCH or GREATBATCH's Licensee or designee).

ARTICLE IV.B., the second sentence should be amended to read as follows - From the first day of May each year thereafter that this License Agreement remains in effect, the unit royalty then prevailing for that Medtronic fiscal year shall be the specified unit royalty of paragraph A of this ARTICLE IV increased or decreased as a function of the change over time in the U.S. Department of Labor, Bureau of Labor Statistics, wholesale price index for the output of selected SIC Industries, specifically primary batteries

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                  (1972 SIC Code 3692), from that index published for the
                  month of May, 1976. The adjusted unit royalty shall be calculated by multiplying the specified unit royalty by the ratio of the May index of the then current fiscal year to the May, 1976 index. The next more comprehensive wholesale price index inclusive of the Licensed Products shall be substituted for the specified index in the event that publication of the latter is discontinued in the future --.

ARTICLE IV.E.,    final line, change "or" to - of --.

ARTICLE V.B., Line 6, after "by" add - MEDTRONIC to be determined. MEDTRONIC agrees to submit said records at --.

ARTICLE V.C.,     Line 5, change "or" (second instance) to - of --;

                  Line 14, change "or" to - and --; and

                  Lines 14 and 15, change ", the latter holding excusing" to
                  - on which the escrowed sums are due and to --.

ARTICLE VIII.A.,  Line 5, change "form" to - from --.

ARTICLE XIV.C.,   Line 2, change "License" to - Licensed --.


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          IN WITNESS WHEREOF, GREATBATCH and MEDTRONIC have caused the
Agreement to be executed by their duly authorized officers and their corporate seals to be hereunto affixed, as of the day and year first above written.

                                 MEDTRONIC, INC.



                                 By     [ILLEGIBLE]
                                       -----------------------------------
                                        Norm Dann, Senior Vice-President
                                        of Corporate Development

                                 Date:  [ILLEGIBLE]
                                       -----------------------------------
                                 Place: Minneapolis, Minnesota
                                       -----------------------------------

                                 WILSON GREATBATCH LTD.


                                 By:    /s/ WILSON GREATBATCH, PRES.
                                       -----------------------------------
                                 Date:  January 25, 1977
                                       -----------------------------------
                                 Place: Clarence, New York
                                       -----------------------------------



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